2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes and is being furnished in connection with Annaly’s Fourth Quarter 2021 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; the Company’s ability to grow its residential credit business; the Company’s ability to grow its middle market lending business; credit risks related to the Company’s investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets and corporate debt; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; and the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We routinely post important information for investors on our website, www.annaly.com. We intend to use this webpage as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations, webcasts and other information we post from time to time on our website. To sign-up for email-notifications, please visit the “Email Alerts” section of our website, www.annaly.com, under the “Investors” section and enter the required information to enable notifications. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult.

Recent Achievements and Performance Highlights

Financial Performance

Annaly's portfolio continued to generate strong earnings with ample dividend coverage in the fourth quarter

- Earnings available for distribution* of $0.28 per average common share for the quarter with dividend coverage of +125%
- Book value per common share of $7.97
- Economic return (loss) and tangible economic return (loss) of (2.4%) for the fourth quarter
- Declared quarterly common stock cash dividend of $0.22 per share with yield of 11.3%

Financing & Liquidity

Annaly maintained a conservative leverage profile with significant liquidity throughout the fourth quarter

- Financing costs remained historically low with fourth quarter average economic cost of interest-bearing liabilities* of 0.75%, down 12 basis points year-over-year ('YoY")
- Economic leverage* of 5.7x, down from 5.8x quarter-over-quarter
- $9.3 billion of unencumbered assets, including cash and unencumbered Agency MBS of $5.2 billion
- Annaly's Residential Credit Group priced seven residential whole loan securitizations totaling $3.2 billion since the start of the fourth quarter(1)

Portfolio Performance

Annaly increased its capital allocation to credit in the fourth quarter given strong fundamentals and robust returns

- Total assets of $89.2 billion(2) with highly liquid Agency portfolio representing 91% of total assets
- Capital allocation(3) to credit increased by approximately 200 basis points to 32% driven by $2.2 billion of credit originations(4)
- Annaly's Mortgage Servicing Rights ("MSR") platform grew 12% in the fourth quarter and over 350% in 2021(5)
- Annaly's Residential Credit Group grew to 24% of dedicated equity capital(3) with $1.7 billion of whole loans settled and $270 million of CRT purchased during the quarter
- Proactively adjusted hedge portfolio toward the front end of the curve in anticipation of potential rate hikes

Shareholder Value

Annaly's focus on shareholder value is exemplified by the significant cost savings following its internalization and CRE divestiture

- Decreased full-year operating expense ratio by 20 basis points to 1.35%(6) driven by savings following its management internalization and disposition of its Commercial Real Estate business(7)
- Raised $552 million of accretive common equity through the Company's at-the-market sales program(8)
- Subsequent to quarter end, included in the Bloomberg Gender-Equality Index for the fifth consecutive year
- Appointed Ilker Ertas as Chief Investment Officer

Source: Company filings. Financial data as of December 31, 2021, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

3

Agency 68% ARC 24% AMML 8% Credit 32% 4 Earnings per Share Earnings Available for Distribution*GAAP Book Value per Share Dividend per Share Dividend Yield(1) Net Interest Margin (ex. PAA)* Total Portfolio(2) Total Stockholders’ Equity Capital Allocation(3) Average Yield on Interest Earning Assets (ex. PAA)* Liquidity Position of cash and unencumbered Agency MBS of total unencumbered assets Total Hedge Portfolio(4) Hedge portfolio, increased from $64bn in Q3’21 to reflect conservative positioning ahead of anticipated rate hikes Economic Leverage*(5) Hedge Ratio(6) Average Economic Cost of Funds*(7) 5.8x 5.7x Q3 2021 Q4 2021 2.04% 2.03% Q3 2021 Q4 2021 2.63% 2.63% Q3 2021 Q4 2021 0.66% 0.75% Q3 2021 Q4 2021 80% 95% Q3 2021 Q4 2021 Source: Company filings. Financial data as of December 31, 2021, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

5 $81.5 billion $8.8 billion Countercyclical / Defensive $2.0 billion $1.1 billion Non-Cyclical / Defensive $89.2 billion(1) $13.2 billion ```` $4.6 billion $3.1 billion Cyclical / Growth Source: Company filings. Financial data as of December 31, 2021. Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

Note: Financial data as of December 31, 2021, unless otherwise noted. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 7 ▪ Amidst strong fiscal and monetary policy support, the U.S. economy recovered sharply in 2021 despite the ongoing pandemic − Real GDP rose 5.7% YoY, marking the strongest year of economic output growth in 40 years ▪ This economic growth enabled a rapid recovery of the labor market, leading the unemployment rate to fall below 4% at year-end, while job openings remain near record levels ▪ Strong demand and pandemic-related disruptions to the supply chain have raised inflation to generational highs, with headline CPI rising 7.0% YoY in December 2021 ▪ Given high inflation, the Federal Reserve has shifted towards a less accommodative monetary policy stance, signaling at least three 25 bps interest rate hikes and an earlier start to balance sheet runoff in 2022 ▪ Financial markets have seen somewhat elevated volatility and wider spreads amidst the adjusted Fed guidance, though financing remains readily available for more attractive prospective returns -10% -5% 0% 5% 10% 2018 2019 2020 2021 2022 Change in Real Gross Domestic Product, % SAAR  +33.4%  (31.2%) BBG Median Forecast(1) 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 2018 2019 2020 2021 2022 Spread 2-year 10-year U.S. Treasury Yields, %(3) 59.5% 6.3k 0 5 10 15 20 2550.0% 52.0% 54.0% 56.0% 58.0% 60.0% 62.0% 64.0% 66.0% 2005 2008 2011 2014 2017 2020 T h o u s a n d s Employed-to-Population Ratio (lhs) Unemployed, '000 (rhs, reversed) Employment to Population Ratio, % (lhs) vs. Unemployed, reversed ('000)(2) -2% 0% 2% 4% 6% 8% 10% 12% 2005 2010 2015 2020 Recession Goods Services Core CPI Consumer Price Index ex. Food & Energy, % YoY(2)

Strategic Milestones Throughout 2021

Annaly successfully executed on its strategic priorities throughout 2021, including driving value for shareholders at the corporate level

Key Milestones Within Annaly's Investment Strategies

Agency / MSR

- Efficiently built out MSR Platform including key hires and strategic partnerships
  - Grew MSR portfolio by over $500 million in 2021 to $645 million[1]
  - Fifth largest buyer of bulk MSR in 2021[2]
- Proactively managed Agency MBS portfolio, successfully balancing exposure between TBAs and Spec Pools

Residential Credit

- Purchased $4.5 billion in whole loans throughout 2021
- Launched whole loan correspondent channel in April 2021
- Since the start of 2021, completed 13 whole loan securitizations for $5.3 billion[3]
- Fourth largest non-bank issuer of Prime Jumbo & Expanded Credit MBS from 2020 to 2021[4]

Middle Market Lending

- Completed over $1.5 billion in gross originations throughout 2021
- AMML holds lead arranger/agent role in approximately 45% of current portfolio
- Closed inaugural private closed-end fund, raising $371 million of third-party capital
  - Fully deployed at ~$450 million in assets
- Added $230 million in credit facility capacity

Continued Focus on Driving Shareholder Value at Corporate Level

CRE Divestiture

$2.3 Billion

Divestiture of Commercial Real Estate Business

Dividends

$1.4 Billion

Common and Preferred Dividends Declared; Common Dividend Yield of 11.3%[5]

Accretive ATM Sales

$552 Million

At-the-Market Common Equity Offerings[6]

OpEx Improvement

20 Basis Points

Improvement in OpEx Ratio YoY to 1.35%[7]

Note: Financial data as of December 31, 2021, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Annaly Well-Positioned for Market Volatility

Annaly is well-prepared for volatility with diversified asset allocation, historically low leverage and a conservatively hedged portfolio

Diversified Capital Allocation

- Strategic diversification of portfolio since onset of COVID
  - Buildout of MSR platform and expansion of residential credit business intended to enhance stability of returns throughout various rate and macro environments
  - MML Private Credit Fund provides recurring fee revenue to REIT, while enhancing scalability of business
- High-quality, liquid Agency MBS remains foundation of portfolio

New Portfolio Initiatives Driving Growth

1. Mortgage Servicing Rights
2. Whole Loan Correspondent Channel
3. New Third-Party Partnerships *(MSR, Residential Credit, MML)*
4. Private Credit Fund *(MML)*

Prudent Leverage Profile

- Economic leverage* has decreased by ~1.5x since the onset of the pandemic
- Optimized capital structure with common stock representing 88% of total capital[1]
- Low asset-level structural leverage with 90%+ of assets in highly liquid Agency MBS[2]
- $9.3 billion of unencumbered assets and cash and unencumbered Agency MBS of $5.2 billion

Economic Leverage* Down >20% Since Onset of COVID



7.2x
6.2x
5.7x
Q4'19
Q4'20
Q4'21

Conservatively Hedged Portfolio

- Hedged throughout the curve to provide broad protection
- Diversified hedge portfolio incorporating swaptions and treasury futures
- Proactively adjusted hedges toward the front-end in anticipation of Fed hikes
- Extended swaption expiries for longer-term convexity coverage
- MSR portfolio provides natural hedge to Agency portfolio given negative duration and positive yield

Hedge Portfolio Designed to Protect Book

$72bn
Hedge Portfolio[3], up from $53 billion in Q4'20

95%
Hedge Ratio[4], up from 61% in Q4'20

Note: Financial data as of December 31, 2021, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Agency | Business Update

Annaly continues to position its Agency portfolio for market volatility as the Fed tapers its MBS purchases with prudent asset allocation, conservative hedging and a strong funding profile

Strategic Approach

- Annaly's Agency Portfolio is made up of high quality and liquid securities, predominately specified pools, TBAs and derivatives
- Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows
- Diverse set of investment options within Agency market, including MSR and Agency CMBS, that provide complementary duration and return profiles to Agency MBS
- Access to deep and varied financing sources, including traditional wholesale repo and proprietary broker-dealer repo
- MSR portfolio provides natural hedge to Agency portfolio given negative duration and positive yield

Market Trends

- Agency MBS underperformed during the fourth quarter amid challenging demand technicals given the initiation of Fed taper and a flattening yield curve
- Supply to the private market is expected to increase as the Fed shifts to a net seller in 2022; private capital is expected to emerge with improved investment returns and attractive and readily available financing
- Prepayment speeds have declined in recent months and are expected to continue to slow into a higher rate environment
- Potential for increased cashout refinancings given strong home-price appreciation should mitigate extension risk, resulting in improved asset convexity

Agency Portfolio Detail

Assets


NLY Specified Pools and TBA Holdings, %
Pools
TBA
100%
75%
50%
25%
0%
2019
2020
2021

Hedges[1]


Agency Hedging Composition, %
Swaps
Swaptions
Futures
100%
75%
50%
25%
0%
2019
2020
2021

Funding[2]


Agency Funding Composition, %
Within 30
30-120 days
Over 120
100%
75%
50%
25%
0%
2019
2020
2021

Source: Company filings. Financial data as of December 31, 2021.
Note: Portfolio data as of quarter end for each respective period.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Agency | Portfolio Summary

- Annaly Agency Portfolio: $81.5 billion in assets at the end of Q4 2021, a decrease of 6% compared to Q3 2021, primarily in TBAs, in light of potential spread widening as the Fed reduces their footprint
  - Portfolio composition (by asset and coupon type) was relatively unchanged quarter-over-quarter with majority of portfolio remaining in medium-to-high quality pools
- Conservatively hedged across the yield curve to provide protection against higher interest rates; hedging activity was focused on Treasury futures, adding to front-end hedges in anticipation of Fed tightening, while also extending swaption expiries for longer-term convexity protection
- Annaly's MBS portfolio prepaid 21.4 CPR during the quarter, down from 23.1 CPR in the third quarter

Total Dedicated Capital: $8.8 billion(1)(2)

Asset Type(1)



IO/IIO/CMO/MSR
1%
15yr
3%
20yr
2%
DUS/K
2%
ARM/HECM
<1%
30yr
92%

Pass Through Coupon Type(3)



15 & 20Yr:
5%
<=2.5%
2%
3.0%
1%
3.5%
1%
>=4.0
1%
>=4.5%
12%
4.0%
14%
3.5%
15%
3.0%
14%
<=2.5%
40%
30Yr+:
95%

Portfolio Quality(4)



Generic
10%
40+ WALA
9%
Medium
Quality
37%
High
Quality
44%

Note: Data as of December 31, 2021. Percentages based on fair market value and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
12

$101 $113 $203 $486 $545 $56 $124 $42 $42 $83 $89 $100 $143 $211 $409 $575 $645 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 MSR Unsettled MSR Commitments Interests in MSR ▪ Annaly MSR Portfolio: $645 million in assets at the end of Q4 2021, an increase of 12% compared to Q3 2021(1) − Purchased $82 million of MSR during the fourth quarter through bulk and flow MSR relationships − Acquired over $500 million of MSR assets throughout 2021, increasing the total portfolio market value by over 350% − As of the end of the fourth quarter, MSR represented 5% of Annaly’s dedicated equity capital ▪ Annaly was the 5th largest buyer of bulk MSR in 2021(2) ▪ Fourth quarter market activity slowed slightly relative to the third quarter, while spreads continued to tighten on strong demand − MSR market activity has accelerated in 2022 with approximately $210mm of commitments in January(3) ▪ MSR is complementary to Annaly’s Agency MBS strategy as it offers attractive unlevered yields and provides a hedge to interest rate and mortgage basis risk 13 (4) Source: Company filings. Financial data as of December 31, 2021. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. (1)

Residential Credit | Business Update

Annaly Residential Credit Group grew assets by nearly 90% throughout 2021 supported by a record year of securitization activity

Strategic Approach

- Programmatic securitization sponsor of new origination, residential whole loans with twenty-five deals comprising over $10 billion of issuance priced since the beginning of 2018[1]
- Securitization program gives Annaly the ability to create proprietary investments tailored to desired credit preferences with control over diligence, origination partners, servicers and loss mitigation
- Nimble platform that can deploy capital across both the residential whole loan and the Non-Agency securities markets depending on relative value
- Expanded whole loan sourcing capabilities through introduction of the Onslow Bay correspondent channel
- Modest use of balance sheet leverage with most positions term financed through securitization

Market Trends

- Housing market fundamentals remain strong, though growth has decelerated slightly in recent months
  - The Case-Shiller and FHFA home price indices grew by 19% and 18% respectively YoY in November 2021[2]
- Non-Agency MBS issuance of over $50 billion reached a post-global financial crisis high in the fourth quarter of 2021[3]
- Significant increase in Agency-eligible investor loans securitized in the private market throughout 2021 ($22 billion versus $3 billion in 2020)[4]
- Market forbearances continue to decline; 86% of non-QM loans that entered forbearance have subsequently cured[4]
  - Annaly's total GAAP loan portfolio D60+ delinquencies declined to 0.57% in December 2021, down from 3.56% at year-end 2020

Recent Annaly Securitization History ($mm)



2022 YTD
$557
Jan
$377
Jan
$467
Feb
2021
$257
Mar
$354
Apr
$376
Jun
$382
Jul
$356
Aug
$320
Sep
$454
Oct
$344
Oct
$471
Nov
$543
Nov
2020
$375
Jan
$468
Feb
$489
Jul
$515
Sep
Agency Investor
Expanded Prime / Non-QM
Prime Jumbo

Continued Portfolio Growth Throughout 2021



Assets, $bn
$2.5
$3.2
$3.8
$4.3
$4.6
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
CRT
OBX
Non-Agency MBS
Whole Loans

Source: Company filings and Bloomberg. Financial data as of December 31, 2021, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

14

Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $4.6 billion in assets at the end of Q4 2021, an increase of 8% compared to Q3 2021
  - The composition consists of a $3.4 billion securities portfolio and $1.2 billion whole loan portfolio [1]
  - Settled $1.7 billion of whole loans and added approximately $270 million of shorter spread duration seasoned CRT assets[2]
- Economic portfolio up nearly 90% throughout 2021
- Annaly continues to be a large programmatic issuer in the residential whole loan space, pricing seven securitizations since the beginning of the fourth quarter totaling $3.2 billion[3]
  - In addition to our existing whole loan acquisition channels, we also engaged strategic partnerships to opportunistically securitize loans through the OBX shelf, which were utilized for two Q4 2021 securitizations ($454 million Prime Jumbo deal (OBX 2021-J3) & $344 million Agency Investor deal (OBX 2021-INV2)) and one securitization priced in February 2022 ($467 million Agency Investor deal (OBX 2022-INV2))
  - Annaly was the fourth largest non-bank issuer of Prime Jumbo & Expanded Credit MBS in 2021[4]

Total Dedicated Capital: $3.1 billion

Sector Type[5][6]



CRT
20%
OBX Retained
17%
Prime
6%
Alt A
1%
Subprime
4%
NPL
8%
RPL
13%
WL
27%
Prime Jumbo
4%

Coupon Type[5]



ARM
2%
IO
5%
Floating
25%
Fixed
52%
Fixed
Duration
<2yrs
16%

Rating



Investment
Grade
31%
Unrated
41%
Non-Investment
Grade
28%

Note: Data as of December 31, 2021, unless otherwise noted. Portfolio statistics and percentages are based on fair market value, reflect economic interest in securitizations and are net of participations issued. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
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16 ▪ Execute on a disciplined credit focused investment strategy comprised predominantly of 1st and 2nd lien loans ▪ Maintain strong relationships with top U.S. based private equity firms to generate repeat deal flow ▪ Experienced investment team with a history of allocating capital through multiple economic cycles ▪ Utilize a credit intensive investment process and long-established relationships to build a defensive portfolio with a stringent focus on non- discretionary, niche industries ▪ Deal types include leveraged buyouts, acquisition financing, refinancings and dividend recapitalizations 28 Private Equity Sponsors $44mm Avg. Investment Size(2) 46 Portfolio Borrowers 0.8x Leverage on Portfolio(3) $76mm Median EBITDA at Underwriting $2.0bn AMML | $0.4bn ACOM (4) $118 $166 $489 $773 $1,011 $1,887 $2,145 $2,423 $2,404 – $500 $1,000 $1,500 $2,000 $2,500 2013 2014 2015 2016 2017 2018 2019 2020 2021 Assets ($mm) 1st Lien 2nd Lien Bonds/Sub Debt ACOM Fund (4) 5.0% / 8.1% Weighted Avg. 1st/2nd Lien LIBOR Spread Source: Company filings. Financial data as of year end for each respective period, unless otherwise noted. Current portfolio data as of December 31, 2021. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. (4)

Middle Market Lending | Portfolio Summary

- Middle Market Lending Strategy: $2.4 billion in assets at the end of Q4 2021, comprised of $2.0 billion[1] at AMML and $0.4bn at ACOM Fund
  - AMML closed nine deals in Q4 2021 totaling over $325 million in commitments while five borrowers repaid outstanding loans
  - ACOM Fund provides additional capital to enable growth in the strategy and ability to facilitate larger transactions

AMML Portfolio Highlights[2]

- AMML holds the lead arranger/agent role in 45% of current portfolio given our ability to provide customized debt financing to middle market businesses combined with deep, long-standing relationships with our private equity sponsors
- AMML's concentrated, non-discretionary and defensive industry specific approach has differentiated our performance with no borrowers on non-accrual, in comparison to peers that utilize broader AUM gathering investment strategies
- As of Q4 2021, the portfolio consisted of 76% acquisition financings alongside average sponsor cash equity contributions of 40% at close, with the remaining portfolio comprised of 15% refinancings and 8% dividend recapitalizations[3]

Total Dedicated Capital: $1.1 billion

Lien Position[4]


2nd Lien
29%
1st Lien
71%

Industry[5]


22%
13%
8%
6%
5%
5%
5%
36%

- Computer Programming, Data Processing & Other Computer Related Services
- Industrial Inorganic Chemicals
- Public Warehousing & Storage
- Electronic Components & Accessories
- Management & Public Relations Services
- Metal Cans & Shipping Containers
- Miscellaneous Industrial & Commercial
- Other

Loan Size[6]


$0mm-
$20mm
8%
$20mm-
$40mm
23%
$40mm-
$60 mm
20%
$60mm+
49%

Note: Data as of December 31, 2021. Percentages based on amortized cost and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
17

18 ▪ Annaly CMBX & CMBS Portfolio: $931 million in assets at the end of Q4 2021, an increase of 32% compared to Q3 2021 ▪ 2021 was characterized by increased new issue supply, particularly in Q3 and Q4, that was initially met with robust investor demand − Spreads widened throughout Q4 as macro headwinds and market technicals led to supply outpacing demand across primary and secondary markets ▪ Portfolio activity during the quarter was driven by CRE CLO AAA purchases and sales of CMBX tranches resulting in a net $225 million increase in market value ▪ Subsequent to quarter end, Annaly sold approximately $170 million of CRE CLO AAAs given strong market activity in early January Source: Company filings. Financial data as of December 31, 2021. Percentages may not sum to 100% due to rounding. Note: Includes legacy positions that were previously part of the Annaly Commercial Real Estate Group portfolio and excludes held for sale assets. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Multifamily 85% Office 5% Self Storage 3% Mixed Use 2% Industrial 2% Hotel 2% Retail (Non-Mall) 1% Manufactured Housing <1% AAA/AS 95% AA 4% NR 1% CMBX 43% CRE CLO 56% Agency Credit 1%

20 of loans to self-employed, creditworthy borrowers that have challenges accessing mortgage credit(2) of Annaly Employees Identify as Women or Racially/Ethnically Diverse of our Scope 2 GHG Emissions Offset(3) Investments Supporting Communities(4) Community Developments Financed through a Social Impact Joint Venture Employee Sponsored Affinity Groups of Board of Directors identify as women and/or racially/ethnically diverse American Homes Financed(1) Note: Financial data as of December 31, 2021, unless otherwise noted. Employee composition data as of December 31, 2021. Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

21 ✓ Committed to further assess climate change risks and opportunities through the Task Force on Climate- related Financial Disclosures (“TCFD”) ✓ Continued to track, measure and disclose our total GHG emissions and energy consumption at our headquarters ✓ Purchased carbon credits to offset 100% of Scope 2 GHG emissions ✓ Annaly became a signatory of the CEO Action for Diversity and Inclusion ✓ Expanded employee-sponsored affinity groups ✓ Published recent EEO-1 Reports & committed to ongoing disclosure of workforce diversity statistics ✓ Continued support for community organizations with a focus on housing, food security and workforce development ✓ Amended governance documents to reflect integrated oversight of ESG across the Board and its Committees ✓ Formalized Board’s commitment to seeking out highly qualified candidates of diverse gender and race/ethnicity ✓ Disclosed demographic composition of the Board on an individual basis for the first time ✓ Significantly enhanced compensation disclosures in our 2021 proxy to reflect internalized structure Note: Financial data as of December 31, 2021, unless otherwise noted.

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
GAAP net income (loss) per average common share[1]	$0.27	$0.34	($0.23)	$1.23	$0.60
Earnings available for distribution per average common share*[1]	$0.28	$0.28	$0.30	$0.29	$0.30
Dividends declared per common share	$0.22	$0.22	$0.22	$0.22	$0.22
Book value per common share	$7.97	$8.39	$8.37	$8.95	$8.92
Annualized GAAP return (loss) on average equity	12.44%	15.25%	(8.51%)	49.87%	24.91%
Annualized EAD return on average equity *	13.10%	12.81%	13.05%	12.53%	13.03%
Net interest margin[2]	1.97%	2.01%	1.66%	3.39%	2.14%
Average yield on interest earning assets[3]	2.31%	2.29%	1.97%	3.76%	2.61%
Average GAAP cost of interest bearing liabilities[4]	0.38%	0.32%	0.35%	0.42%	0.51%
Net interest margin (excluding PAA)[2]*	2.03%	2.04%	2.09%	1.91%	1.98%
Average yield on interest earning assets (excluding PAA)[3]*	2.63%	2.63%	2.76%	2.71%	2.80%
Average economic cost of interest bearing liabilities[4]*	0.75%	0.66%	0.83%	0.87%	0.87%
GAAP leverage, at period-end[5]	4.7x	4.4x	4.7x	4.6x	5.1x
Economic leverage, at period-end[5]*	5.7x	5.8x	5.8x	6.1x	6.2x
Credit portfolio as a percentage of stockholders' equity[6]	32%	30%	29%	27%	22%

* Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 23

Financial Highlights and Trends *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Agency mortgage-backed securities	$60,525,605	$62,818,079	$66,468,519	$69,637,229	$74,067,059
Residential credit risk transfer securities	936,228	787,235	827,328	930,983	532,403
Non-Agency mortgage-backed securities	1,663,336	1,747,932	1,582,323	1,277,104	972,192
Commercial mortgage-backed securities	530,505	269,106	154,165	4,121	80,742
Total securities	$63,655,674	$65,622,352	$69,032,335	$71,849,437	$75,652,396
Residential mortgage loans	$2,272,072	$1,686,268	$1,029,929	$528,868	$345,810
Residential mortgage loan warehouse facility	980	1,431	-	-	-
Commercial real estate debt and preferred equity	-	-	-	-	498,081
Corporate debt	1,968,991	1,890,709	2,066,709	2,074,475	2,239,930
Corporate debt, held for sale	-	2,113	466,370	-	-
Total loans, net	$4,242,043	$3,580,521	$3,563,008	$2,603,343	$3,083,821
Mortgage servicing rights	$544,562	$572,259	$202,616	$113,080	$100,895
Interests in MSRs	69,316	57,530	49,035	-	-
Agency mortgage-backed securities transferred or pledged to securitization vehicles	$589,873	$597,923	$605,163	$598,118	$620,347
Residential mortgage loans transferred or pledged to securitization vehicles	5,496,435	4,140,558	3,467,993	3,170,804	3,249,251
Commercial real estate debt investments transferred or pledged to securitization vehicles	-	-	-	-	2,166,073
Commercial real estate debt and preferred equity transferred or pledged to securitization vehicles	-	-	-	-	874,349
Assets transferred or pledged to securitization vehicles	$6,086,308	$4,738,481	$4,073,156	$3,768,922	$6,910,020
Real estate, net	-	-	-	-	$656,314
Assets of disposal group held for sale	$194,138	$238,042	$3,302,001	$4,400,723	-
Total residential and commercial investments	$74,792,041	$74,809,185	$80,222,151	$82,735,505	$86,403,446

ANNALY
24

26 Beginning with the quarter ended June 30, 2021, the Company has relabeled “Core Earnings (excluding PAA)” as “Earnings Available for Distribution” (“EAD”). The definition of Earnings Available for Distribution is identical to the definition of Core Earnings (excluding PAA) from prior reporting periods. As such, Earnings Available for Distribution, a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSR, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands, except per share amounts)*

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
GAAP Net Income to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	$418,460	$521,534	($294,848)	$1,751,134	$878,635
Net income (loss) attributable to non-controlling interests	2,979	2,290	794	321	1,419
Net income (loss) attributable to Annaly	415,481	519,244	(295,642)	1,750,813	877,216
Adjustments to excluded reported realized and unrealized (gains) losses:					
Realized (gains) losses on termination of interest rate swaps	39,932	1,196,417	-	-	(2,092)
Unrealized (gains) losses on interest rate swaps	(186,345)	(1,380,946)	141,067	(772,262)	(258,236)
Net (gains) losses on disposal of investments and other	25,144	(12,002)	(16,223)	65,786	(9,363)
Net (gains) losses on other derivatives and financial instruments	(47,843)	45,168	357,808	(476,868)	(209,647)
Net unrealized (gains) losses on instruments measured at fair value through earnings	15,329	(90,817)	(3,984)	(104,191)	(51,109)
Loan loss provision[1]	1,931	(6,771)	1,078	(144,870)	469
Business divestiture-related (gains) losses	16,514	14,009	(1,527)	249,563	-
Other adjustments:					
Depreciation expense related to commercial real estate and amortization of intangibles[2]	1,144	1,122	5,635	7,324	11,097
Non-EAD (income) loss allocated to equity method investments[3]	(2,345)	(2,046)	3,141	(9,680)	28
Transaction expenses and non-recurring items[4]	1,533	2,201	1,150	695	172
Income tax effect on non-EAD income (loss) items	8,380	(6,536)	7,147	4,334	(10,984)
TBA dollar roll income and CMBX coupon income[5]	119,657	115,586	111,592	98,933	99,027
MSR amortization[6]	(25,864)	(17,884)	(13,491)	(15,488)	(26,633)
Plus:					
Premium amortization adjustment (PAA) cost (benefit)	57,395	60,726	153,607	(214,570)	39,101
Earnings Available for Distribution *	440,043	437,471	451,358	439,519	459,046
Dividends on preferred stock	26,883	26,883	26,883	26,883	35,509
Earnings available for distribution attributable to common shareholders *	$413,160	$410,588	$424,475	$412,636	$423,537
GAAP net income (loss) per average common share[7]	$0.27	$0.34	($0.23)	$1.23	$0.60
Earnings available for distribution per average common share[7]*	$0.28	$0.28	$0.30	$0.29	$0.30
Annualized GAAP return (loss) on average equity	12.44%	15.25%	(8.51%)	49.87%	24.91%
Annualized EAD return on average equity (excluding PAA)*	13.10%	12.81%	13.05%	12.53%	13.03%

* Represents a non-GAAP financial measure.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 27

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Premium Amortization Reconciliation					
Premium amortization expense	$219,172	$233,429	$320,108	($11,891)	$239,118
Less:					
PAA cost (benefit)	57,395	60,726	153,607	(214,570)	39,101
Premium amortization expense (excluding PAA)	$161,777	$172,703	$166,501	$202,679	$200,017
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$422,780	$412,972	$383,906	$763,378	$527,344
PAA cost (benefit)	57,395	60,726	153,607	(214,570)	39,101
Interest income (excluding PAA)*	$480,175	$473,698	$537,513	$548,808	$566,445
Economic Interest Expense Reconciliation					
GAAP interest expense	$61,785	$50,438	$61,047	$75,973	$94,481
Add:					
Net interest component of interest rate swaps	58,897	54,411	83,087	79,747	66,807
Economic interest expense*	$120,682	$104,849	$144,134	$155,720	$161,288
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$480,175	$473,698	$537,513	$548,808	$566,445
Less:					
Economic interest expense*	120,682	104,849	144,134	155,720	161,288
Economic net interest income (excluding PAA)*	$359,493	$368,849	$393,379	$393,088	$405,157
Economic Metrics (excluding PAA)					
Average interest earning assets	$73,134,966	$72,145,283	$77,916,766	$81,121,340	$80,973,433
Interest income (excluding PAA)*	480,175	473,698	537,513	548,808	566,445
Average yield on interest earning assets (excluding PAA)*[1]	2.63%	2.63%	2.76%	2.71%	2.80%
Average interest bearing liabilities	$63,342,740	$62,614,042	$68,469,413	$72,002,031	$72,233,239
Economic interest expense*	120,682	104,849	144,134	155,720	161,288
Average economic cost of interest bearing liabilities[2]	0.75%	0.66%	0.83%	0.87%	0.87%
Interest income (excluding PAA)*	$480,175	$473,698	$537,513	$548,808	$566,445
TBA dollar roll income and CMBX coupon income[3]	119,657	115,586	111,592	98,933	99,027
Economic interest expense	(120,682)	(104,849)	(144,134)	(155,720)	(161,288)
Subtotal	$479,150	$484,435	$504,971	$492,021	$504,184
Average interest earning assets	$73,134,966	$72,145,283	$77,916,766	$81,121,340	$80,973,433
Average TBA contract and CMBX balances	21,159,120	22,739,226	18,761,062	21,865,969	20,744,672
Subtotal	$94,294,086	$94,884,509	$96,677,828	$102,987,309	$101,718,105
Net interest margin (excluding PAA)*	2.03%	2.04%	2.09%	1.91%	1.98%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
28

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Economic leverage ratio reconciliation					
Repurchase agreements	$54,769,643	$55,475,420	$60,221,067	$61,202,477	$64,825,239
Other secured financing	903,255	729,555	909,655	922,605	917,876
Debt issued by securitization vehicles	5,155,633	3,935,410	3,315,087	3,044,725	5,652,982
Participations issued	1,049,066	641,006	315,810	180,527	39,198
Mortgages payable	-	-	-	-	426,256
Debt included in liabilities of disposal group held for sale	112,144	113,362	2,306,633	3,260,788	-
Total GAAP debt	$61,989,741	$60,894,753	$67,068,252	$68,611,122	$71,861,551
Less non-recourse debt:					
Credit facilities[1]	($903,255)	($729,555)	($909,655)	($922,605)	($887,455)
Debt issued by securitization vehicles	(5,155,633)	(3,935,410)	(3,315,087)	(3,044,725)	(5,652,982)
Participations issued	(1,049,066)	(641,006)	(315,810)	(180,527)	(39,198)
Mortgages payable	-	-	-	-	(426,256)
Non-recourse debt included in liabilities of disposal group held for sale	(112,144)	(113,362)	(2,035,982)	(2,968,620)	-
Total recourse debt	$54,769,643	$55,475,420	$60,491,718	$61,494,645	$64,855,660
Plus / (Less):					
Cost basis of TBA and CMBX derivatives	$20,690,768	$24,202,686	$18,107,549	$23,538,792	$20,780,913
Payable for unsettled trades	147,908	571,540	154,405	1,070,080	884,069
Receivable for unsettled trades	(2,656)	(42,482)	(14,336)	(144,918)	(15,912)
Economic debt*	$75,605,663	$80,207,164	$78,739,336	$85,958,599	$86,504,730
Total equity	13,195,325	13,717,867	13,639,176	14,067,595	14,021,796
Economic leverage ratio*	5.7x	5.8x	5.8x	6.1x	6.2x

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

29

31 ACOM: Refers to Annaly Credit Opportunities Management AMML: Refers to Annaly Middle Market Lending Group ARC: Refers to Annaly Residential Credit Group CRE CLO: Refers to Commercial Real Estate Collateralized Loan Obligation CRT: Refers to Credit Risk Transfer Securities EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value ESG: Refers to Environmental, Social and Governance Ginnie Mae: Refers to the Government National Mortgage Association GSE: Refers to Government Sponsored Enterprise Middle Market Lending (“MML”) Strategy: Refers to the combination of the AMML portfolio and the third-party middle market lending assets managed by ACOM MSR: Refers to Mortgage Servicing Rights NIM: Refers to Net Interest Margin Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default Non-QM: Refers to a Non-Qualified Mortgage OBX: Refers to Onslow Bay Securities Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed Tangible Book Value: Calculated as common equity less goodwill and intangibles divided by total common shares outstanding Tangible Economic Return: Calculated as change in tangible book value plus dividends divided by the prior period’s tangible book value TBA Securities: Refers to To-Be-Announced Securities Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, corporate debt, other unencumbered financial assets and capital stock)

32 Page 3 1. Includes a $454mm residential whole loan securitization in October 2021, a $344mm residential whole loan securitization in October 2021, a $471mm residential whole loan securitization in November 2021, a $543mm residential whole loan securitization in November 2021, a $557mm residential whole loan securitization in January 2022, a $377mm residential whole loan securitization in January 2022 and a $467mm residential whole loan securitization in February 2022. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets include TBA purchase contracts (market value) of $20.3bn, CMBX derivatives (market value) of $0.4bn and $0.8bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.0bn. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of December 31, 2021 assume capital related to held for sale assets will be redeployed within the Agency business. Dedicated capital allocations as of December 31, 2021 exclude commercial real estate assets. 4. Credit assets represent whole loan and corporate debt originated or purchased across Annaly's Residential Credit and Middle Market Lending Groups and exclude unfunded commitments. 5. MSR assets include limited partnership interests in two MSR funds, one of which is reported in Other Assets. Q3 2021 MSR assets exclude $86mm of legacy MSR holdings that were held for sale as of September 30, 2021 and sold in Q4 2021. 6. Represents operating expenses as a percentage of average equity and excludes transaction expenses and nonrecurring items for the year ended December 31, 2021. 7. The platform and the significant majority of the assets were transferred in 2021, with remaining assets expected to be transferred in the first quarter of 2022, subject to regulatory approvals. 8. Represents $552mm raised through the Company’s at-the-market sales program for its common stock net of sales agent commissions and other offering expenses. Does not include 2022 year-to-date activity. Page 4 1. Dividend yield is based on annualized Q4 2021 dividend of $0.22 and a closing price of $7.82 on December 31, 2021. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets include TBA purchase contracts (market value) of $20.3bn, CMBX derivatives (market value) of $0.4bn and $0.8bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.0bn. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of December 31, 2021 assume capital related to held for sale assets will be redeployed within the Agency business. Dedicated capital allocations as of December 31, 2021 exclude commercial real estate assets. 4. Hedge portfolio excludes receiver swaptions. 5. Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued and mortgages payable are non-recourse to the Company and are excluded from this measure. 6. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. 7. Average economic cost of funds includes GAAP interest expense and the net interest component of interest rate swaps. Page 5 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Total assets include commercial real estate related assets, including CMBX derivatives (market value) of $0.4bn, which are excluded from capital allocation calculations. Agency assets include TBA purchase contracts (market value) of $20.3bn and $44mm of retained securities that are eliminated in consolidation. Residential Credit assets include $781mm of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.0bn. 2. Represents the capital allocation for each of the investment strategies and is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of December 31, 2021 assume capital related to held for sale assets will be redeployed within the Agency business. Dedicated capital allocations as of December 31, 2021 exclude commercial real estate assets. Page 7 1. Based on the latest median economist forecast retrieved via Bloomberg as of January 23, 2022. 2. Based on January 23, 2021 data from the U.S. Bureau of Labor Statistics retrieved via Haver Analytics. 3. Based on January 23, 2021 market rates retrieved via Bloomberg. Page 8 1. MSR assets include limited partnership interests in two MSR funds, one of which is reported in Other Assets. 2. Purchaser ranking data sourced from eMBS as of December 31, 2021. 3. Includes 10 whole loan securitizations totaling $3.9bn in 2021, a $557mm residential whole loan securitization in January 2022, a $377mm residential whole loan securitization in January 2022 and a $467mm residential whole loan securitization in February 2022. 4. Issuer ranking data from Inside Conforming Markets as of January 9, 2022. 5. Dividend yield is based on annualized Q4 2021 dividend of $0.22 and a closing price of $7.82 on December 31, 2021. 6. Represents $552mm raised through the Company’s at-the-market sales program for its common stock net of sales agent commissions and other offering expenses. Does not include 2022 year-to-date activity. 7. Represents operating expenses as a percentage of average equity and excludes transaction expenses and nonrecurring items for the year ended December 31, 2021. Page 9 1. Represents share of total stockholders’ equity attributable to common stockholders. 2. Represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets include TBA purchase contracts (market value) of $20.3bn, CMBX derivatives (market value) of $0.4bn and $0.8bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.0bn. 3. Hedge portfolio excludes receiver swaptions. 4. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. Page 11 1. Represents Agency's hedging profile and does not reflect Annaly's full hedging activity. 2. Represents Agency’s funding profile and does not reflect Annaly's full funding activity. Page 12 1. Includes TBA purchase contracts and MSR. 2. Includes capital related to held for sale assets. 3. Includes TBA purchase contracts and fixed-rate pass-through certificates. 4. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $125k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes $200k loan balance, $175k loan balance, $150k loan balance, high LTV (CQ 105-125% LTV) and 40-year pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seasoned collateral.

33 Page 13 1. MSR assets include limited partnership interests in two MSR funds, one of which is reported in Other Assets. Q3 2021 MSR assets exclude $86mm of legacy MSR holdings that were held for sale as of September 30, 2021 and sold in Q4 2021. 2. Purchaser ranking data sourced from eMBS as of December 31, 2021. 3. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 4. Represents limited partnership interests in two MSR funds, one of which is reported in Other Assets. Page 14 1. Includes three deals that priced in 2022: a $557mm residential whole loan securitization in January 2022, a $377mm residential whole loan securitization in January 2022 and a $467mm residential whole loan securitization in February 2022. 2. Based on data from the S&P CoreLogic Case-Shiller U.S. National Home Price NSA Index and the Federal Housing Finance Agency (“FHFA”) House Price Index for the period ended November 30, 2021. 3. Based on data from Inside Mortgage Finance in January 2022. 4. Based on data from Wall Street Research sourced on January 26, 2022. Page 15 1. Excludes participations issued totaling $1.0bn 2. Whole loans settled include loans from a joint venture with a sovereign wealth fund. 3. Includes three deals that priced in 2022: a $557mm residential whole loan securitization in January 2022, a $377mm residential whole loan securitization in January 2022 and a $467mm residential whole loan securitization in February 2022. 4. Issuer ranking data from Inside Conforming Markets as of January 9, 2022. 5. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 6. Prime classification includes $0.3mm of Prime IO, OBX Retained contains $87.6mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $0.7mm of Prime Jumbo IO. Page 16 1. Represents current AMML portfolio data as of December 31, 2021 and does not include ACOM assets. 2. Average Investment Size based on AMML principal balance outstanding as of December 31, 2021. 3. Represents leverage rather than economic leverage and includes non-recourse debt. 4. Represents MML Strategy, which is inclusive of the AMML portfolio and the third-party middle market lending assets managed by ACOM. For the periods ended December 31, 2021 and December 31, 2020, AMML includes $27.9mm and $39.6mm of general reserves on funded exposures under CECL, respectively. Page 17 1. Includes $27.9mm of general reserves on funded exposures under CECL at December 31, 2021. 2. Current portfolio data as of December 31, 2021 and inclusive of the AMML portfolio only. 3. New financing is inclusive of change of control transactions, or add-ons with an existing borrower. A refinancing transaction represents amended terms under an existing or new credit agreement with a borrower, whereby our initial involvement is part of a facility exchanging the newly issued debt from that facility for a like amount of debt being refunded. Recapitalizations involve no new change in ownership or new cash equity, constituting a change of control as defined in a credit agreement, with proceeds from any debt facility in which we originate involving use of debt proceeds that return money to ownership of the borrower. 4. 2nd Lien is inclusive of one mezzanine position in the portfolio, which is less than $3mm. 5. Based on Standard Industrial Classification industry categories. Other represents industries with less than 5% exposure in the current portfolio. 6. Breakdown based on aggregate dollar amount of individual investments made within the respective loan size categories. Multiple investment positions with a single obligor shown as one individual investment. Page 18 1. Portfolio rating composition and CRE CLO portfolio sector composition are based on percentages at issuance. Page 20 1. Represents the estimated number of homes financed by Annaly’s holdings of Agency MBS, residential whole loans and securities, as well as multi-family commercial real estate loans, securities and equity investments. The number includes all homes related to securities and loans wholly-owned by Annaly and a pro-rata share of homes in securities or equity investments that are partially owned by Annaly. 2. Represents the cumulative amount of current and prior residential whole loans owned by Annaly. 3. Based on carbon footprint analysis conducted by CodeGreen and certified renewable energy credits sourced from the United States by Schneider Electric. 4. Represents the cumulative commitment value of Annaly’s commercial investments, including current and prior investments in our middle market and commercial real estate businesses. Page 23 1. Net of dividends on preferred stock. 2. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. 3. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 4. Average GAAP cost of interest-bearing liabilities represents annualized interest expense divided by average interest-bearing liabilities. Average interest-bearing liabilities reflects the average balances during the period. Average economic cost of interest-bearing liabilities represents annualized economic interest expense divided by average interest-bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 5. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non- recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage. 6. Represents CRT securities, non-Agency mortgage-backed securities, residential mortgage loans, loans held for sale and corporate debt, net of financing. Assumes capital related to held for sale assets will be redeployed within the Agency business for the quarters ended December 31, 2021, September 30, 2021 and June 30, 2021. Excludes commercial real estate related assets.

34 Non-GAAP Reconciliations Page 27 1. Includes a loan loss (reversal)/provision of $1.7mm, ($0.6mm), $0.6mm, ($5.3mm) and ($1.0mm) on the Company’s unfunded loan commitments for the quarters ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively, which is reported in Other income (loss) in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. Amount includes depreciation and amortization expense related to equity method investments. 3. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). 4. All quarters presented include costs incurred in connection with securitizations of residential whole loans. 5. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives and financial instruments. CMBX coupon income totaled $1.1mm, $1.2mm, $1.4mm, $1.5mm and $1.5mm for the quarters ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively. 6. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value. 7. Net of dividends on preferred stock. Page 28 1. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 2. Average economic cost of interest-bearing liabilities represents annualized economic interest expense divided by average interest-bearing liabilities. Average interest-bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 3. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives and financial instruments. CMBX coupon income totaled $1.1mm, $1.2mm, $1.4mm, $1.5mm and $1.5mm for the quarters ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively. Page 29 1. Included in other secured financing in the Company's Consolidated Statements of Financial Condition.